SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

May 16, 2003

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.

Other Events

CSB Bancorp, Inc. issued a press release announcing the hiring of John J. Limbert as President of CSB Bancorp, Inc. and The Commercial and Savings Bank.

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99	Press released dated May 16, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: May 16, 2003	By: /s/ C. James Bess
C. James Bess President and CEO

Exhibit 99

For Immediate Release

May 16, 2003

The Commercial and Savings Bank

Contact Person:  Robert K. Baker

Phone:  330-276-2161

CSB BOARD ANNOUNCES NEW PRESIDENT

Robert K. Baker, Chairman of the Board of Directors at CSB Bancorp, Inc. and The Commercial and Savings Bank, is pleased to announce the hiring of John J. Limbert as President of CSB Bancorp, Inc. and The Commercial and Savings Bank.  Mr. Limbert brings with him over 26 years of banking experience, with strengths in lending and retail banking.  More recently, Mr. Limbert has also served as a mortgage banker and banking consultant.

“We are most excited to have John join the CSB group,” commented Mr. Baker.  “His banking experiences, coupled with his familiarity with our markets, will allow us to continue our leadership position in the markets we serve.”  Mr. Limbert was associated with Bank One, Coshocton for 11 years, and was President of Bank One, Wooster for three years.

Mr. Limbert added, “I am honored to be joining CSB and The Commercial and Savings Bank.  The board, officers, and staff have done a remarkable job of returning the bank to sound performance standards, and I anticipate that working with this group will be most rewarding.  I look forward to meeting with our customers and exploring opportunities to assist them with their personal and business banking needs.”

Mr. Limbert earned his Bachelor of Science degree in Business Management from the University of Dayton.  He is married to Janice, and they have three grown children.  The Limberts plan to reside and be part of the Holmes County community in the near future.